EXHIBIT 15.2

CONSENT OF BDO ZIV HAFT CONSULTING GROUP

We hereby consent to the reference to our firm’s name in Amendment No. 1 to the Annual Report on Form 20-F/A for the year ended December 31 2007 of EZchip Semiconductor Ltd. and any amendments thereto.

/s/ BDO ZIV HAFT CONSULTING GROUP ————————————————————————— BDO ZIV HAFT CONSULTING GROUP

September 17, 2008
Tel Aviv, Israel